Exhibit 10.1

THIRD AMENDED AND RESTATED PROMISSORY NOTE

$5,000,000.00	January 12 ,2009

FOR VALUE RECEIVED, MESA OFFSHORE TRUST, a trust formed under the laws of the State of Texas and having an address at 919 Congress Avenue, Austin, Texas 78701, by and through JPMORGAN CHASE BANK, N.A (as successor to Texas Commerce Bank National Association), solely in its capacity as Trustee (in such capacity, the “Trustee”) for MESA OFFSHORE TRUST (the “Borrower”) pursuant to the Royalty Trust Indenture dated as of December 1, 1982 (the “Trust Indenture”), by and between Mesa Petroleum Co., as Trustor, and the Trustee, promises to pay on the Maturity Date (as defined below), to the order of JPMORGAN CHASE BANK, N.A. (the “Lender”), whose address is 1111 Polaris Parkway, Columbus, Ohio 43240, at said address or such other address as may be designated in writing by the holder hereof from time to time, the principal sum of FIVE MILLION AND No/100 Dollars ($5,000,000.000), or, if less, the aggregate unpaid principal amount of all loans (collectively, the “Loans”, and each a “Loan”) made by the Lender to the Borrower, together with interest on said principal, at a rate per annum equal to Prime Rate plus two percent (2%);  provided, however, that in no event shall such rate exceed the maximum legal rate of interest permitted by applicable law. The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date such Loan is made until such principal amount is paid in full, in arrears, at the interest rate specified herein. As used herein the term “Prime Rate” means the rate of interest from time to time announced publicly by the Lender at its principal office as its prime commercial lending rate, it being understood that such rate is not necessarily the lowest or best rate actually charged to any customer and that the Lender may make various commercial or other loans at rates of interest having no relationship to such rate.

This Third Amended and Restated Promissory Note (the ‘Note”) evidences an extension of credit for borrowed money authorized under Section 3.07 of the Trust Indenture, and amends, restates, renews and extends the Amended and Restated Promissory Note dated December 3, 2007 executed by the Borrower to the order of the Lender (the “Amended Note”).  On the date hereof, the outstanding principal amount of Demand Loans, under and as defined in the Amended Note, is Three million eight hundred forty five thousand nine hundred seventy one dollars and fifty six cents ($3,845,971.56) and all such Demand Loans shall be Loans hereunder.  This Note shall have the priority with regard to payments set forth in Section 3.07 of the Trust Indenture, and the Borrower agrees to comply with Section 3.07 of the Trust Indenture with regards to distributions to its unitholders.

The Borrower may prepay all or any portion of the outstanding principal under this Note together with accrued and unpaid interest on such principal, at any time without premium or penalty; provided, however, that any principal amount so repaid may not be reborrowed.

Except with respect to interest on the principal amount of the Loans prepaid hereunder, interest on the Loans shall be due and payable on the Maturity Date. Interest on the outstanding principal as well as the outstanding principal balance of the Loans shall be recorded by the Lender on its books and records (which may be electronic in nature) and at any time and from time to time and may be entered by the Lender on the schedule attached or any continuation of the schedule attached hereto by the Lender, provided, however, at the discretion of the Lender, any such entries may aggregate Loans (and payments thereon) with the same interest rate and tenor and, if made on a given date, may show only the Loans outstanding on such date.

Until the Maturity Date has occurred and so long as no Event of Default exists, the Borrower may obtain Loans under this Note; provided, however, the amount of Loans made hereunder (without regard to any repayment or prepayment thereof) shall not exceed $5,000,000.00. As used herein, the term “Event of Default” means the occurrence of any one or more of the following events: (1) the Borrower fails to pay any amount of principal or interest when due hereunder, (2) the Borrower or the Trustee is declared insolvent or is the subject of any proceeding in bankruptcy,  (3) the sale of all or substantially all of the assets of Mesa Offshore Royalty Partnership (the “Partnership”), and (4) the commencement of any litigation (other than the Lawsuit, defined below,), directly or indirectly, by any Trustee or any current Plaintiff or Intervenor in the Lawsuit, defined below, including successors or assigns, against the Lender in its individual capacity for any claim arising out of or relating to the Mesa Offshore Trust. As used herein, the term “Maturity Date” means the earliest to occur of: (1) December 31, 2009 (the “Stated Maturity Date”), (2) the date that is thirty-one (31) calendar days after the Borrower receives any settlement proceeds, recovery or judgment proceeds arising out of Cause No. 2006-0l984, MOSH Holding, L.P. et al. (the “Plaintiffs and the Intervenors”) v. Pioneer Natural Resources Company; Pioneer Natural Resources USA, Inc., Woodside Energy (USA), Inc.,  and JPMorgan Chase Bank N.A., as Trustee of the Mesa Offshore Trust, filed in the 334th District Court of Harris County, Texas (the “Lawsuit”), (3) the final liquidation of the Borrower’s assets or the assets of the Partnership, (4) except for the liens securing this Note or any contingent fee agreement with an attorney, the Borrower grants or permits to exist any mortgage, pledge or security interest in, or other encumbrance on, its assets without the prior written consent of the Lender, and (5) the acceleration of the maturity of this Note by the Lender as a result of the existence of an Event of Default. If either (1) an Event of Default exists or (2) the Maturity Date has occurred, the Lender shall have no further obligation to advance any additional Loans to the Borrower hereunder.

In the event that the Lawsuit has not been resolved by settlement or final adjudication by December 31, 2009, and neither (1) an Event of Default exists nor (2) none of the events referred to in clauses (2) through (5) of the definition of Maturity Date has occurred, the Borrower may request an extension of the Stated Maturity Date.

In the event the maturity of this Note may be brought about (whether by acceleration or otherwise) and it is placed in the hands of an attorney for collection, or is collected through probate, bankruptcy or other proceedings, the Borrower promises to pay all reasonable amounts actually incurred by the Lender for court costs and attorneys’ fees in connection therewith.

The Borrower waives grace, notice, demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intention to accelerate the indebtedness due hereunder and all other notice, filing of suit and diligence in collecting this Note, and the enforcing of any of the security rights of the Lender, and consents and agrees that the time of payment hereof may be extended without notice at any time and from time to time, and for periods of time, whether or not for a term or terms in excess of the original term hereof, without notice or consideration to, or consent from, the Borrower. Time is of the essence hereof.

The indebtedness evidenced by this Note, as an amendment, restatement, renewal and extension of the Original Note, and is secured by a pledge of the Trust Estate,  as that term is defined in the Trust Indenture, including, without limitation, the 99.99% general partnership interest in the Mesa Offshore Royalty Partnership owned by the Mesa Offshore Trust, pursuant to that one certain pledge agreement dated January 12, 2009, executed by the Borrower for the benefit of the Lender, as amended by the Second Amendment to Pledge Agreement dated the date hereof.

This Note is not assignable or transferable.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

EXECUTED by the parties hereto as of the date first written above.

MESA OFFSHORE TRUST,
a Texas trust

By: The Bank of New York Trust Company, N.A. as attorney-in-fact for JPMORGAN CHASE BANK, N.A. Trustee

By:	/s/ Mike Ulrich
Name:	Mike Ulrich
Title:	Vice President

JPMORGAN CHASE BANK, N.A.,
a national banking association

By:	/s/ David A. Weisbrod
Name:	David A. Weisbrod
Title:	Managing Director

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By
$